Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7 on Form S-1 to Form SB-2 Registration Statement of Computer Software Innovations, Inc. of our report, dated March 27, 2009, related to the consolidated financial statements of the Company as of and for the years ended December 31, 2008 and 2007, which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

May 11, 2009